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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

To the Shareholders and Board of Directors of Air Products and Chemicals, Inc.:

         We consent to the incorporation by reference in the Registration Statements (File Nos. 33-2068, 33-65117, 333-21145, 333-45239, 333-71405,
333-18955, 333-73105, 333-54224, 333-81358, 333-56292, 333-60147, 333-95317,
333-31578, 333-99497, 333-100210, and 333-103809) on Form S-8 and in the
Registration Statements (333-02461 and 333-33851) on Form S-3 of Air Products and Chemicals, Inc. and subsidiaries of our reports dated 24 October 2003, with respect to the related consolidated balance sheets of Air Products and Chemicals, Inc as of 30 September 2003 and 2002 and the related consolidated statements of income, cash flows and shareholders' equity for the years then ended, and the related financial statement schedule , which reports appear in the 30 September 2003 annual report on Form 10-K of Air Products and Chemicals, Inc.

         Our report contains an explanatory paragraph relating to the fact that the financial statements of Air Products and Chemicals, Inc. and subsidiaries for the year ended 30 September 2001 were audited by other auditors who have ceased operations. As described in Note 1 to the financial statements, those financial statements have been revised. We audited the adjustments described in
Note 1 that were applied to revise the 2001 financial statements. In addition, as described in Note 10, the financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," which was adopted as of 1 October 2001. However, we were not engaged to audit, review, or apply any procedures to the 2001 financial statements of Air Products and Chemicals, Inc. and subsidiaries other than with respect to such adjustments and disclosures, and, accordingly, we do not express any opinion or any other form of assurance on the 2001 financial statements taken as a whole.

KPMG LLP
Philadelphia, Pennsylvania
10 December 2003